As Filed with the Securities and Exchange Commission on May 23, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Medis Technologies Ltd.
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3669062
(State of Incorporation)	(I.R.S. Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of Principal Executive Offices)

Medis Technologies Ltd. 1999 Stock Option Plan
(Full Title of the Plan)

Robert K. Lifton
Chairman and Chief Executive Officer
Medis Technologies Ltd.
805 Third Avenue
New York, New York 10022
(212) 935-8484
(Name, Address and Telephone Number of Agent for Service)

_________________

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
Title of Securities	Amount to	Maximum Offering	Maximum Aggregate	Amont of
to be Registered	be Registered	Price Per Share	Offering Price	Registration Fee
Common Stock, par value
$0.01 per share (1)	2,778,800 shares	$7.72 (2)	$21,452,336	$1,736

Common Stock, par value
$0.01 per share (1)	113,900 shares	$7.36 (3)	$ 838,304	$ 68

Total				$1,804

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Represents the weighted average of the exercise prices of (i) 450,000 shares of the Registrant’s common stock underlying outstanding options exercisable at $2.93 per share, (ii) 147,000 shares of the Registrant’s common stock underlying outstanding options exercisable at $5.00 per share, (iii) 13,700 shares of the Registrant’s common stock underlying outstanding options exercisable at $0.4106 per share, (iv) 200,000 shares of the Registrant’s common stock underlying outstanding options exercisable at $16.42 per share, (v) 500,000 shares of the Registrant’s common stock underlying outstanding options exercisable at $13.50 per share, (vi) 150,000 shares of the Registrant’s common stock underlying outstanding options exercisable at $10.50 per share, (vii) 141,100 shares of the Registrant’s common stock underlying outstanding options exercisable at $5.255 per share, (viii) 34,000 shares of the Registrant’s common stock underlying outstanding options exercisable at $6.75 per share, (ix) 100,000 shares of the Registrant’s common stock underlying outstanding options exercisable at $5.16 per share, (x) 647,000 shares of common stock underlying outstanding options exercisable at $8.75 per share, (xi) 391,000 shares of common stock underlying outstanding options exercisable at $4.00 per share and (xii) 5,000 shares of common stock underlying outstanding options exercisable at $5.12, calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933.

(3)	Represents shares of the Registrants’ common stock underlying options which may be issued in the future, calculated pursuant to Rule 457(h)(i) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Medis Technologies Ltd. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference and made a part of this Registration Statement:

o	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002;

o	The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2003;

o	The Registrant’s Current Report on Form 8-K dated May 14, 2003 and filed with the Commission on May 14, 2003, to the extent such Form 8-K is deemed “filed” with and not “furnished” to the Commission;

o	The Registrant’s definitive Proxy Statement filed with the Commission on April 30, 2003 in connection with Registrant’s 2003 Annual Meeting of Stockholders; and

o	The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Form 8-A, filed with the Commission on April 19, 2000.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        The Registrant’s Bylaws provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of the fact that he is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number		Description of Exhibit
4	.1*	Medis Technologies Ltd. 1999 Stock Option Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-1 of the Registrant, Registration No. 333-83945)
4	.2*	Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Registration Statement on Form S-1 of the Registrant, Registration No. 333-83945)
4	.3*	Restated By-laws (filed as Exhibit 3.2 to the Registration Statement on Form S-1 of the Registrant, Registration No. 333-83945)
5.1		Opinion of Sonnenschein Nath & Rosenthal relating to the validity of the securities
23.1		Consent of Arthur Andersen LLP (1)
23.2		Consent of Ernst & Young LLP
23.3		Consent of Sonnenschein Nath & Rosenthal (contained in Exhibit 5.1)
24.1		Power of Attorney (Included as part of signature page)
_____________

*     The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

(1)	The consolidated financial statements of the Registrant as of December 31, 2001 and for the years ended December 31, 2001 and 2000 incorporated in this Registration Statement by reference have been audited by Arthur Andersen LLP, independent public accountants (“AA”). However, after reasonable efforts, the Registrant has been unable to obtain the written consent of AA with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of AA in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from AA under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the aforementioned financial statements of the Registrant which are incorporated in this Registration Statement by reference.

ITEM 9. UNDERTAKINGS.

(a)     The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and By-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on this 23rd day of May 2003.

Medis Technologies Ltd. BY: /s/ Robert K. Lifton —————————————— Robert K. Lifton Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert K. Lifton and Howard Weingrow, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert K. Lifton
Robert K. Lifton

/s/ Howard Weingrow
Howard Weingrow

/s/ Israel Fisher
Israel Fisher

Jacob S. Weiss

/s/ Amos Eiran
Amos Eiran

Zeev Nahmoni

Jacob E. Goldman

/s/ Seymour Heinberg
Seymour Heinberg

/s/ Philip Weisser
Philip Weisser	Chairman and Chief Executive Officer (Principal
Executive Officer)

President, Treasurer and Director

Vice President-Finance (Principal Financial and
Accounting Officer)

Senior Vice President-Business Development and
Director

Director

Director

Director

Director

	Director	May 23, 2003 May 23, 2003 May 23, 2003 May 23, 2003 May 23, 2003 May 23, 2003

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit
4	.1*	Medis Technologies Ltd. 1999 Stock Option Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-1 of the Registrant, Registration No. 333-83945)
4	.2*	Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Registration Statement on Form S-1 of the Registrant, Registration No. 333-83945)
4	.3*	Restated By-laws (filed as Exhibit 3.2 to the Registration Statement on Form S-1 of the Registrant, Registration No. 333-83945)
5.1		Opinion of Sonnenschein Nath & Rosenthal relating to the validity of the securities
23.1		Consent of Arthur Andersen LLP (1)
23.2		Consent of Ernst & Young LLP
23.3		Consent of Sonnenschein Nath & Rosenthal (contained in Exhibit 5.1)
24.1		Power of Attorney (Included as part of signature page)

*     The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

(1)	The consolidated financial statements of the Registrant as of December 31, 2001 and for the years ended December 31, 2001 and 2000 incorporated in this Registration Statement by reference have been audited by Arthur Andersen LLP, independent public accountants (“AA”). However, after reasonable efforts, the Registrant has been unable to obtain the written consent of AA with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of AA in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from AA under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the aforementioned financial statements of the Registrant which are incorporated in this Registration Statement by reference.